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                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE


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
                                                         Three months ended March 31,
                                                     -------------------------------------
                                                            1996                1995
                                                     ------------------   ----------------
                                                     (in thousands, except per share data)
Primary earnings per share computation:
- - ---------------------------------------
     Net income                                            $19,455            $16,904
                                                           =======            =======

     Weighted average shares outstanding                    66,082             68,763
     Dilutive options                                        3,513              3,607
                                                           -------            -------
     Common equivalent shares                               69,595             72,370
                                                           =======            =======
  Primary earnings per share:
     Net income                                            $   .28            $   .23
                                                           =======            =======

Fully diluted earnings per share computation:
- - ---------------------------------------------
     Net income                                            $19,455            $16,904
                                                           =======            =======

     Weighted average shares outstanding                    66,082             68,763
     Dilutive options                                        3,953              3,607
                                                           -------            -------

     Common equivalent shares                               70,035             72,370
                                                           =======            =======

  Fully diluted earnings per share:
     Net income                                            $   .28            $   .23
                                                           =======            =======

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